News Release
Date: July 31, 2007	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com
Adjusted EBITDA up 12.4 percent in quarter; Nalco on path to achieve 2007 targets
(Naperville, Illinois) Nalco Holding Company (NYSE:NLC) second quarter 2007 sales and earnings growth continued on pace with the Company’s full-year expectations.  Compared to the prior-year period, second quarter revenues increased 9.0 percent to $970.9 million and net income nearly doubled to $41.8 million.

Adjusted EBITDA gained 12.4 percent in the quarter to $179.9 million, bringing year-to-date Adjusted EBITDA growth above the 10 percent threshold established as the Company’s full-year growth expectation.  Adjusted EBITDA is used to determine compliance with the Company’s debt covenants.

“We had a number of strong business performances in the quarter along with a few ongoing challenges.  On balance, we are headed in the right direction to meet our expectations for the year,” noted Chairman and Chief Executive Officer Dr. William H. Joyce.  “As always, however, I would caution against over-optimism.”

Earnings per share increased 87 percent to 28 cents from 15 cents in the second quarter of 2006.  An effective tax rate of just 24 percent in the quarter reflected favorable resolution of a Dutch tax issue.  This item added 4 cents to earnings per share.  Earnings included after-tax charges of $7.2 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $4.6 million for the same items in the second quarter of 2006.  Without these charges, earnings per share would have been 33 cents compared to 18 cents a year ago.  (See Attachment 7A)

Nalco’s sales grew 5.9 percent organically in the quarter, with 3.1 percent additional growth coming from favorable foreign currency trends.  All three primary segments generated organic sales growth.   Energy Services led Nalco’s organic sales growth with a 9.8 percent increase, followed by Industrial and Institutional Services (I&IS) at 7.2 percent and Paper Services at 1.9 percent.  All three segments delivered improved direct contribution margins.  Margin improvement in Paper Services represented a notable change from the first quarter.

“Many parts of the paper industry remain in difficulty in North America and Western Europe, but new technologies such as our EXTRA WHITE™ brightness technology and our PARETO™ wet-end optimization technology are being well-received in the marketplace and are contributing to our success,” Dr. Joyce stated.  “In I&IS, sales increased at a rapid pace in Latin America, Asia-Pacific and in North America-based businesses supporting the Mining and Metals, and Food, Beverage and Pharmaceutical industries.  Energy Services sales grew strongly in both our Downstream business and our Upstream Oil Field business.”

NALCO COMPANY

Good operating performance in each of the three primary segments was moderated at the Company level by higher-than-normal costs charged to the Other segment.  Increases in administrative expenses over the prior year were driven by costs to support legal entity reorganizations, variable incentive accruals and work process program implementations.  Cost savings achieved in the quarter totaled $19 million, bringing the year-to-date total to $32 million.

“We continued to make good progress in the second quarter on our cost savings initiatives, new product introductions and sales growth efforts.  We have had raw material and freight cost increases, but we have offset them with price increases.  Our focus during the remainder of the year will be on completing implementation of a number of work process initiatives, gaining incremental price, and supporting reinvigorated efforts to generate growth in Western Europe while maintaining positive momentum in the rest of our businesses,” Dr. Joyce stated.

Year-to-date results

For the first six months, sales are up 8.0 percent to $1.88 billion, with organic revenue growth at 5.1 percent and 2.9 percent due to currency impacts.  Adjusted EBITDA is 11.2 percent above 2006 on a year-to-date basis while net income, at $61.4 million, was more than double prior-year results.

Free Cash Flow stands at $19.5 million year-to-date, compared to $20.6 million generated in the first half of 2006.  “Mid-quarter implementation of order-to-cash work process changes resulted in a noticeable but, we believe, temporary escalation in receivables,” said Dr. Joyce.  Nalco expects to generate the majority of its Free Cash Flow during the third quarter, a normal pattern for the Company.

Year-to-date earnings per share nearly doubled to 41 cents from 21 cents in the first half of 2006.  Earnings included after-tax charges of $11.9 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $9.5 million for the same items in the prior-year period.  Without these charges, earnings per share would have been 50 cents compared to 27 cents a year ago.  (See Attachment 7B)

The effective tax rate for the full year is now expected to be about 32 to 33 percent, with the rate in the second half of the year expected to be around 33 to 34 percent to bring the average up from the year-to-date 30.4 percent rate.  Improvements in the full-year tax rate over previous projections result from resolution of the Dutch tax issue and ongoing benefits from foreign tax planning transactions.

“We are in a good position to deliver on our commitments for the year of 5 percent organic sales growth, 10 percent Adjusted EBITDA improvement, 30 percent improvement in Free Cash Flow and a 50 percent increase in reported earnings per share,” Dr. Joyce said.  “Still, we have a lot of work ahead of us to meet our targets in 2007 and set the stage for accelerated growth in future years.”

Conference Call

Nalco will discuss second-quarter results in a conference call and Webcast on Wednesday, August 1 at 10 a.m. EDT.  Information on the conference call and Webcast is available at www.nalco.com.

NALCO COMPANY

Investor Day

Nalco will hold an analyst/investor day on Tuesday, August 28 at the Sugar Land, Texas headquarters of its Energy Services Division.  For more information, please send an e-mail to Mike Bushman at mbushman@nalco.com in order to receive a formal invitation.  Presentations will be available through Webcast at www.nalco.com.

About Nalco
Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications.  The company currently serves more than 70,000 customer locations representing a broad range of end markets. It has established a global presence with more than 11,000 employees operating in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers. For more information visit www.nalco.com.

Several non-GAAP measures are discussed in today’s press release.  Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company.  Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com.   Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants.  Reconciliation to net earnings is included in Attachment 5.  Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges.  Adjustments to net earnings are identified in Attachments 7A and 7B.  The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or – in the case of the profit-sharing reimbursements by our former owner – are unusual when compared to other companies.  In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs).  The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance.  Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA and Adjusted EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Earnings Per Share and Share Base (Unaudited)

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited)
	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$68.6	$37.3
Accounts receivable, less allowances of $19.3 in 2007 and $19.0 in 2006	754.4	695.3
Inventories:
Finished products	278.4	264.5
Materials and work in process	82.4	76.2
	360.8	340.7
Prepaid expenses, taxes and other current assets	90.7	94.1
Total current assets	1,274.5	1,167.4

Property, plant, and equipment, net	740.8	743.4
Intangible assets:
Goodwill	2,349.7	2,299.9
Other intangibles, net	1,144.9	1,169.5
Other assets	248.2	276.3
Total assets	$5,758.1	$5,656.5

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$286.5	$288.2
Short-term debt	93.3	150.2
Other current liabilities	252.2	281.0
Total current liabilities	632.0	719.4

Other liabilities:
Long-term debt	3,153.6	3,038.6
Deferred income taxes	280.8	314.3
Accrued pension benefits	411.3	430.7
Other liabilities	253.1	250.0

Minority interest	11.8	12.6
Shareholders’ equity	1,015.5	890.9
Total liabilities and shareholders’ equity	$5,758.1	$5,656.5

ATTACHMENT 1

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in millions, except per share data)

	Three Months ended June 30, 2007	Three Months ended June 30, 2006	Six Months ended June 30, 2007	Six Months ended June 30, 2006

Net sales	$970.9	$891.0	$1,880.2	$1,740.4
Operating costs and expenses:
Cost of product sold	536.7	499.5	1,040.2	974.5
Selling, administrative, and research expenses	293.0	266.8	581.4	538.3
Amortization of intangible assets	15.4	17.5	30.6	34.8
Business optimization expenses	2.3	1.8	2.3	5.6
Total operating costs and expenses	847.4	785.6	1,654.5	1,553.2

Operating earnings	123.5	105.4	225.7	187.2

Other income (expense), net	-	(1.9)	(0.3)	(0.7)
Interest income	1.9	2.3	4.5	4.0
Interest expense	(68.2)	(68.1)	(136.5)	(134.4)

Earnings before income taxes and minority interests	57.2	37.7	93.4	56.1

Income tax provision	13.7	14.4	28.4	22.3

Minority interests	(1.7)	(1.8)	(3.6)	(3.5)

Net earnings	$41.8	$21.5	$61.4	$30.3

Net earnings per share:
Basic	$0.29	$0.15	$0.43	$0.21
Diluted	$0.28	$0.15	$0.41	$0.21
Weighted-average shares outstanding (millions):
Basic	144.4	142.9	144.0	142.9
Diluted	148.0	146.6	148.0	146.6
Cash dividends declared per share	$0.035	$-	$0.07	$-

ATTACHMENT 2

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Six Months ended June 30, 2007	Six Months ended June 30, 2006
Operating activities
Net earnings	$61.4	$30.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	64.0	64.7
Amortization	30.6	34.8
Amortization of deferred financing costs and accretion of senior discount notes	22.3	21.1
Other, net	(10.4)	(35.5)
Changes in operating assets and liabilities	(97.2)	(53.8)
Net cash provided by operating activities	70.7	61.6

Investing activities
Additions to property, plant, and equipment, net	(47.6)	(37.5)
Other	(1.0)	(4.2)
Net cash used for investing activities	(48.6)	(41.7)

Financing activities
Cash dividends	(5.0)	-
Changes in short-term debt, net	(8.3)	28.1
Proceeds from long-term debt	48.8	-
Repayments of long-term debt	(24.0)	(45.5)
Other	(4.1)	(2.2)
Net cash provided by (used for) financing activities	7.4	(19.6)
Effect of exchange rate changes on cash and cash equivalents	1.8	0.5
Increase in cash and cash equivalents	31.3	0.8
Cash and cash equivalents at beginning of period	37.3	30.8
Cash and cash equivalents at end of period	$68.6	$31.6

ATTACHMENT 3

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended June 30, 2007	Three Months ended June 30, 2006	Six Months ended June 30, 2007	Six Months ended June 30, 2006

Industrial and Institutional Services	$435.2	$392.4	$841.5	$773.9
Energy Services	292.2	259.5	564.2	506.1
Paper Services	186.7	178.4	366.0	354.5
Other	56.8	60.7	108.5	105.9
Net sales	$970.9	$891.0	$1,880.2	$1,740.4

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes and minority interests:

	Three Months ended June 30, 2007	Three Months ended June 30, 2006	Six Months ended June 30, 2007	Six Months ended June 30, 2006
Segment direct contribution:
Industrial and Institutional Services	$97.0	$85.0	$185.0	$165.1
Energy Services	67.2	55.3	123.0	103.9
Paper Services	30.7	26.8	55.7	53.2
Other*	(22.3)	(15.2)	(40.4)	(35.2)
Capital charge elimination	20.9	18.9	41.0	38.1
Total segment direct contribution	193.5	170.8	364.3	325.1

Expenses not allocated to segments:
Administrative expenses	52.3	46.1	105.7	97.5
Amortization of intangible assets	15.4	17.5	30.6	34.8
Business optimization expenses	2.3	1.8	2.3	5.6
Operating earnings	123.5	105.4	225.7	187.2
Other income (expense), net	-	(1.9)	(0.3)	(0.7)
Interest income	1.9	2.3	4.5	4.0
Interest expense	(68.2)	(68.1)	(136.5)	(134.4)
Earnings before income taxes and minority interests	$57.2	$37.7	$93.4	$56.1

*  Includes certain costs not allocated to segments, but deducted in arriving at direct contribution.

ATTACHMENT 4

NALCO COMPANY

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended June 30, 2007	Three Months ended June 30, 2006	Six Months ended June 30, 2007	Six Months ended June 30, 2006

Net earnings	$41.8	$21.5	$61.4	$30.3
Income tax provision	13.7	14.4	28.4	22.3
Interest expense, net of interest income	66.3	65.8	132.0	130.4
Depreciation	32.2	32.3	64.0	64.7
Amortization	15.4	17.5	30.6	34.8
EBITDA	169.4	151.5	316.4	282.5

Business optimization expenses	2.3	1.8	2.3	5.6
Asset write-offs	-	0.2	-	1.1
Profit sharing expense funded by Suez	4.2	4.0	8.0	7.5
Pension settlement	-	0.1	-	0.4
Franchise taxes	0.8	0.7	1.6	1.5
Non-cash rent expense	(1.8)	(1.8)	0.8	0.8
Non-wholly owned entities	(0.7)	1.7	(0.5)	2.3
Loss on sale, net of expenses	1.1	0.5	1.3	0.6
Other unusual charges	4.6	1.4	8.0	1.7
Adjusted EBITDA	$179.9	$160.1	$337.9	$304.0

ATTACHMENT 5

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Free Cash Flow
(Unaudited)
(dollars in millions)

	Three Months ended June 30, 2007	Three Months ended June 30, 2006	Six Months ended June 30, 2007	Six Months ended June 30, 2006
Net cash provided by operating activities	$12.8	$2.8	$70.7	$61.6
Minority interests	(1.7)	(1.8)	(3.6)	(3.5)
Additions to property, plant, and equipment, net	(26.5)	(22.9)	(47.6)	(37.5)
Free cash flow	$(15.4)	$(21.9)	$19.5	$20.6

ATTACHMENT 6

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

		Three Months ended June 30, 2007		Three Months ended June 30, 2006
		Actual	Per Share*	Actual	Per Share*
Net earnings		$41.8	$0.28	$21.5	$0.15

Net earnings was reduced by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$1.5	$0.01	$1.1	$0.01
Profit sharing expense funded by Suez	COGS/SGA	2.7	0.02	2.6	0.02
Other unusual charges	COGS/SGA/OIOE	3.0	0.02	0.9	0.01
		$7.2		$4.6

Memo Only
Net earnings was reduced by the following items (pre tax):
Business optimization expenses	Bus Opt Exp	$2.3	$0.02	$1.8	$0.01
Profit sharing expense funded by Suez	COGS/SGA	4.2	0.03	4.0	0.03
Other unusual charges	COGS/SGA/OIOE	4.6	0.03	1.4	0.01
		$11.1		$7.2

Weighted-average shares outstanding (millions):
Basic			144.4		142.9
Diluted			148.0		146.6

* Diluted

ATTACHMENT 7A

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
 (Unaudited)
(dollars in millions, except per share data)

		Six Months ended June 30, 2007		Six Months ended June 30, 2006
		Actual	Per Share*	Actual	Per Share*
Net earnings		$61.4	$0.41	$30.3	$0.21

Net earnings was reduced by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$1.5	$0.01	$3.5	$0.02
Profit sharing expense funded by Suez	COGS/SGA	5.2	0.04	4.9	0.03
Other unusual charges	COGS/SGA/OIOE	5.2	0.04	1.1	0.01
		$11.9		$9.5

Memo Only
Net earnings was reduced by the following items (before tax):
Business optimization expenses	Bus Opt Exp	$2.3	$0.02	$5.6	$0.04
Profit sharing expense funded by Suez	COGS/SGA	8.0	0.05	7.5	0.05
Other unusual charges	COGS/SGA/OIOE	8.0	0.05	1.7	0.01
		$18.3		$14.8

Weighted-average of shares outstanding (millions):
Basic			144.0		142.9
Diluted			148.0		146.6

* Diluted

ATTACHMENT 7B